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                                                                     EXHIBIT 4.2

               FIRST AMENDMENT TO PROMISSORY NOTE & LOAN AGREEMENT

This FIRST AMENDMENT TO PROMISSORY NOTE & LOAN AGREEMENT (the "Amendment") is dated May 10, 2001, by Saf-T-Hammer Corporation, a corporation organized and existing under the laws of the State of Nevada ("STH") and Colton Melby ("CM").

      WHEREAS, STH and CM have entered into that certain Promissory Note & Loan Agreement dated as of May 6, 2001 (the "Original Agreement"); and

      WHEREAS, the parties hereto desire to amend the Original
Agreement as set forth herein; and

      NOW THEREFORE, for good and valuable consideration the parties hereto hereby agree as follows:

      A.    The Original Agreement is hereby amended by adding the following new
Section 25:

25. Upon the closing of the SW Transaction, the Company shall issue Common Stock Purchase Warrants to the individuals and in the amounts set forth below, which shall be substantially in the form attached hereto as Exhibit A:

      Clifford L. Melby -- 300,000 shares of Common Stock of the Company Christopher A. Melby -- 300,000 shares of Common Stock of the Company Jack Saxwold -- 300,000 shares of Common Stock of the Company

      B. Paragraph 8 of the Original Agreement is hereby amended to provide that Colton Melby hereby waives any and all preemptive rights granted pursuant to Paragraph 8 with respect to those certain Common Stock Purchase Warrants issued to Clifford Melby, Christopher Melby and Jack Saxwold to purchase 300,000, 300,000 and 300,000 shares, respectively, of the common stock of Saf-T-Hammer Corporation in connection with the SW Transaction.

      C. All other terms and conditions of the Original Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, each of the undersigned has cause this Amendment to be duly signed as of the date first above written.

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Saf-T-Hammer Corporation

By:____________________________           ___________________________
Name:                                     Colton Melby
Title: